As filed with the Securities and Exchange Commission on February 4, 2009

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CACI International Inc

(Exact name of registrant as specified in its charter)

Delaware	54-1345888
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1100 North Glebe Road

Arlington, Virginia 22201

(Address of Principal Executive Offices including Zip Code)

CACI International Inc 2006 Stock Incentive Plan

(Full Title of the Plan)

Arnold Morse

Senior Vice President, Chief Legal Officer and Secretary

CACI International Inc

1100 North Glebe Road

Arlington, Virginia 22201

(703) 841-7800

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price(3)	Amount Of Registration Fee
Common Stock, par value $0.10 per share	1,500,000	$45.425	$68,137,500	$2,677.80

(1)	In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.
(2)	Calculated pursuant to Rules 457(c) and (h)(1) under the Securities Act based on the average of the high and low sale prices of Common Stock of the Registrant as reported on the New York Stock Exchange on February 2, 2009.

Explanatory Note Pursuant to General Instruction E of Form S-8

This Registration Statement covers an additional 1,500,000 shares of common stock issuable pursuant to the CACI International Inc 2006 Stock Incentive Plan (the “2006 Plan”). These shares are in addition to the 2,894,130 shares of common stock issuable under the 2006 Plan that were registered pursuant to the Registration Statement on Form S-8, File No. 333-148032, filed with the Securities and Exchange Commission (the “Commission”) on December 12, 2007 (the “Original Registration Statement”).

Pursuant to General Instruction E of Form S-8, CACI International Inc hereby incorporates the Original Registration Statement by reference (a) to the extent that the Original Registration Statement relates to the 2006 Plan and (b) except to the extent that any part of the Original Registration Statement is modified or superseded by this Registration Statement and any document incorporated by reference herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information concerning the 2006 Plan required by Item 1 of Part I of Form S-8 and the statement of availability of Registration Information, Plan Information and other information required by Item 2 of Part I of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. We will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, we will furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed with the Commission are incorporated herein by reference to the extent such documents are filed, not furnished:

(a)	Our annual report on Form 10-K for the fiscal year ended June 30, 2008, filed on August 27, 2008;

(b)	Our quarterly report on Form 10-Q for the three months ended September 30, 2008, filed on November 7, 2008;

(c)	Our current reports on Form 8-K, filed on August 5, 2008, August 7, 2008, September 4, 2008 and November 13, 2008;

(d)	The description of our Common Stock contained in the registration statement on Form 8-A/A, filed on March 21, 2003; and

(e)	Our definitive proxy statement filed on October 7, 2008.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6.	Interests of Named Experts and Counsel.

The validity of the securities we are registering is being passed upon by Foley Hoag LLP, Boston, Massachusetts.

Item 7.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law affords a Delaware corporation the power to indemnify its present and former directors and officers under certain conditions. Article EIGHTH of our Certificate of Incorporation provides that we may, to the full extent permitted by Section 145 of the Delaware General Corporation Law, indemnify all persons that we are permitted to indemnify under Section 145 of the Delaware General Corporation Law, as the same exists or may hereafter be amended. Section 9 of ARTICLE VI of our By-Laws provides that we shall indemnify and hold harmless to the fullest extent permissible under the Delaware General Corporation Law every person who was or is a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was one of our directors or corporate officers (as defined, and including “executive officers” under the federal securities laws and statutory officers under Delaware law) or is or was serving at our request as a director or officer of another corporation, against all expense, liability, and loss (including attorneys’ fees, judgments, fines, and, if approved by our board of directors, amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection with that action, suit, or proceeding. Section 9 of ARTICLE VI of our By-Laws also provides that we may pay expenses incurred by a director or corporate officer in connection with the defense of any civil or criminal action, suit, or proceeding in advance of the disposition of the action, suit, or proceeding, upon a commitment by or on behalf of the director or corporate officer to repay such amounts if it is ultimately determined that he is not entitled to be indemnified by us. We have entered into separate indemnification agreements with our directors and executive officers that provide these persons indemnification protection in the event our Certificate of Incorporation is subsequently amended.

Section 145 of the Delaware General Corporation Law also affords a Delaware corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in those capacities. We have procured a directors’ and officers’ liability and company reimbursement liability insurance policy that (a) insures our directors and officers against losses (above a deductible amount) arising from certain claims made against them by reason of certain acts done or attempted by such directors or officers and (b) insures us against losses (above a deductible amount) arising from any such claims, but only if we are required or permitted to indemnify such directors or officers for such losses under statutory or common law or under provisions of our Certificate of Incorporation or our By-Laws.

Item 8.	Exhibits.

Exhibit Number	Description
4.1	Certificate of Incorporation of CACI International Inc, as amended to date (filed as Appendix A to our definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on October 15, 2002 and incorporated herein by reference).

4.2	Amended and Restated By–Laws of CACI International Inc (filed as Exhibit 3.1 to our current report on Form 8-K filed with the Securities and Exchange Commission on March 7, 2008 and incorporated herein by reference).

4.3	The Rights Agreement dated July 11, 2003 between CACI International Inc and American Stock Transfer & Trust Company (filed as Exhibit 4.1 of our current report Form 8-K filed with the Securities and Exchange Commission on July 11, 2003 and incorporated herein by reference).

5.1	Opinion of Foley Hoag LLP, filed herewith.

10.1	CACI International Inc 2006 Stock Incentive Plan, as amended, filed herewith.

10.2	Form of Performance Restricted Stock Unit Grant Agreement for Grantees Who are Grandfathered Executives, filed herewith.

10.3	Form of Performance Restricted Stock Unit Grant Agreement for Grantees Who are Not Eligible for Grandfathered Retirement, filed herewith.

10.4	Form of Restricted Stock Unit Grant Agreement for Grantees Who are Grandfathered Executives, filed herewith.

10.5	Form of Restricted Stock Unit Grant Agreement for Grantees Who are Not Eligible for Grandfathered Retirement, filed herewith.

10.6	Form of Stock-Settled Stock Appreciation Rights Grant Agreement, filed herewith.

10.7	Form of Non-Employee Director Restricted Stock Unit Grant Agreement, filed herewith.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm, filed herewith.

23.2	Consent of Foley Hoag LLP (included in Exhibit 5.1).

24.1	Power of Attorney (contained on the signature page).

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Arlington, Commonwealth of Virginia, on the 4th day of February, 2009.

CACI INTERNATIONAL INC

By:	/s/ Arnold D. Morse
Arnold D. Morse
Senior Vice President, Chief Legal Officer and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Arnold D. Morse as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments and documents in connection therewith) to this Registration Statement, and to file the same with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Paul M. Cofoni	President, Chief Executive Officer and Director (Principal Executive Officer)	February 4, 2009
Paul M. Cofoni

/s/ Thomas A. Mutryn	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	February 4, 2009
Thomas A. Mutryn

/s/ Carol P. Hanna	Senior Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	February 4, 2009
Carol P. Hanna

/s/ Dr. J. P. London	Executive Chairman and Chairman of the Board	February 4, 2009
Dr. J. P. London

/s/ Dan R. Bannister	Director	February 4, 2009
Dan R. Bannister

/s/ Gregory G. Johnson	Director	February 4, 2009
Gregory G. Johnson

/s/ Richard L. Leatherwood	Director	February 4, 2009
Richard L. Leatherwood

/s/ James L. Pavitt	Director	February 4, 2009
James L. Pavitt

/s/ Dr. Warren R. Phillips	Director	February 4, 2009
Dr. Warren R. Phillips

/s/ Charles P. Revoile	Director	February 4, 2009
Charles P. Revoile

EXHIBIT INDEX

Exhibit Number	Description
4.1	Certificate of Incorporation of CACI International Inc, as amended to date (filed as Appendix A to our definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on October 15, 2002 and incorporated herein by reference).

4.2	Amended and Restated By–Laws of CACI International Inc (filed as Exhibit 3.1 to our current report on Form 8-K filed with the Securities and Exchange Commission on March 7, 2008 and incorporated herein by reference).

4.3	The Rights Agreement dated July 11, 2003 between CACI International Inc and American Stock Transfer & Trust Company (filed as Exhibit 4.1 of our current report Form 8-K filed with the Securities and Exchange Commission on July 11, 2003 and incorporated herein by reference).

5.1	Opinion of Foley Hoag LLP, filed herewith.

10.1	CACI International Inc 2006 Stock Incentive Plan, as amended, filed herewith.

10.2	Form of Performance Restricted Stock Unit Grant Agreement for Grantees Who are Grandfathered Executives, filed herewith.

10.3	Form of Performance Restricted Stock Unit Grant Agreement for Grantees Who are Not Eligible for Grandfathered Retirement, filed herewith.

10.4	Form of Restricted Stock Unit Grant Agreement for Grantees Who are Grandfathered Executives, filed herewith.

10.5	Form of Restricted Stock Unit Grant Agreement for Grantees Who are Not Eligible for Grandfathered Retirement, filed herewith.

10.6	Form of Stock-Settled Stock Appreciation Rights Grant Agreement, filed herewith.

10.7	Form of Non-Employee Director Restricted Stock Unit Grant Agreement, filed herewith.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm, filed herewith.

23.2	Consent of Foley Hoag LLP (included in Exhibit 5.1).

24.1	Power of Attorney (contained on the signature page).